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                                                               EXHIBIT 23(h)-21a

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

May 2, 2000



Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032
Attention:  L. Gregory Gloeckner

Re:  Participation Agreement

Dear Mr. Gloeckner:

Pursuant to Section 12.7 of the Participation Agreement dated April 3, 1997 among Great American Reserve Insurance Company ("Insurance Company"), on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, as amended by that First Amendment to the Participation Agreement dated January 14, 2000, Berger Institutional Products Trust, and BBOI Worldwide LLC ("BBOI"), BBOI seeks your consent to an assignment. BBOI desires to assign its interests, rights, duties and obligations under the Agreement to Berger LLC. Berger LLC is a Nevada limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective May 12, 2000.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

BBOI WORLDWIDE LLC


By:
   ----------------------------------------
    Jack R. Thompson
    President


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ACCEPTED AND AGREED TO
THIS  _________DAY OF ___________, 2000

CONSECO VARIABLE INSURANCE COMPANY

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


ACCEPTED AND AGREED TO
THIS _________DAY OF __________, 2000

BERGER LLC

By:
   ----------------------------------
    Brian S. Ferrie
    Vice President - Compliance
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May 2, 2000



Berger Institutional Products Trust
210 University Boulevard, Suite 900
Denver, Colorado  80206
Attn:  Jack Thompson

Dear Mr. Thompson:

Pursuant to Section 12.7 of the Participation Agreement dated April 3, 1997 (the "Agreement"), among Conseco Variable Insurance Company ("Insurance Company"), on its own behalf and on behalf of each segregated asset account set forth on Schedule A of the Agreement, Berger Institutional Products Trust and BBOI Worldwide LLC ("BBOI"), BBOI seeks your consent to an assignment. BBOI desires to assign its interests, rights, duties and obligations under the Agreement to Berger LLC. Berger LLC is a Nevada limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective May 12, 2000.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

BBOI WORLDWIDE LLC


By:
   -----------------------------------
    Jack R. Thompson
    President

ACCEPTED AND AGREED TO                      ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 2000          THIS _____ DAY OF __________, 2000


BERGER INSTITUTIONAL PRODUCTS TRUST         BERGER LLC


By:                                         By:
   -----------------------------------         ---------------------------------
Name:  Jack R. Thompson                         Brian S. Ferrie
Title: President                                Vice President - Compliance